Exhibit (s)

POWER OF ATTORNEY

Mr. Joseph M. Harvey, whose signature appears below, hereby constitutes and appoints James Giallanza, Albert Laskaj, Francis C. Poli and Dana DeVivo, and each of them, his true and lawful attorneys and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Cohen & Steers ETF Trust to comply with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of the initial registration statement on Form N-1A of the Cohen & Steers ETF Trust and any and all amendments (including pre-effective and post-effective amendments) thereto and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of Mr. Harvey as trustee of the Cohen & Steers ETF Trust any and all such registration statements and amendments filed with the Securities and Exchange Commission under said Acts.

/s/ Joseph M. Harvey
Joseph M. Harvey

Date: July 30, 2024